UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2011

GRAHAM PACKAGING COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34621	52-2076126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 17, 2011, Graham Capital Company (“GCC”) exercised its right under the Exchange Agreement, dated February 10, 2010, by and among Graham Packaging Company Inc. (the “Company”), Graham Packaging Holdings Company (“Holdings”) and certain of GCC’s affiliates, to exchange on a one-for-one basis, Holdings’ limited partnership units for shares of the Company’s common stock, par value $0.01 per share. On June 17, 2011, GCC acquired 839,082 shares of the Company’s common stock upon the exchange of the same number of Holdings’ limited partnership units. The Company issued 839,082 shares of its common stock to GCC in connection with such exchange. No underwriters were involved in the foregoing transactions. The transactions were exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) of the Securities Act of 1933.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING COMPANY INC.

Date: June 22, 2011	By:	/s/ William E. Hennessey
	Name:	William E. Hennessey
	Title:	Vice President, Corporate Controller and Treasurer